Dear Mr. Baer and Ms. Devriese;

Here are written consents of record stockholders of SPAR Group, Inc. ("SPAR") consenting to a change in the by-laws effectively December 24, 2020. Please be advised that the shares represented by the consents total over 10,500,000 shares which based on SPAR's public filing constitute a majority of the common stock outstanding.

This transmission constitutes delivery of written consents in accordance therewith the record date for determining the stockholders entitled to consent.

Best regards,

Robert G. Brown

WRITTEN CONSENT OF STOCKHOLDERS OF SPAR GROUP, INC.

The undersigned record stockholders (or proxy holders of record stockholders) of SPAR Group, Inc., A Delaware corporation (the "company"), hereby take the following actions pursuant to Section 228 of the Delaware General Corporation Law. This consent will apply to all of the capital stock of the Company held by the undersigned and all shares of capital stock of the Company with respect to which the undersigned may act by consent pursuant to a proxy of power of attorney. If two of more of the undersigned hold shares of capital stock of the Company jointly, this consent will apply to all shares jointly owned by such holders and all share individually owned by each holder.

Resolved, that, all references in Section 3.12 and Section 4.02(e) of the SPAR Group, Inc. by-laws that require super-majority approval be changed to majority approval.

Resolved, that this consent of stockholders may be executed in counterparts.

In witness whereof, the undersigned have executed this request.

In witness whereof, the undersigned have executed this request

Robert G. Brown

12/24/20

SP/R, Inc. Defined Benefit Pension Trust

By:

Name: Rory W. Brown

Title: Trustee

12/24/20

Name: Kimberly M. Villani

Title: Trustee

Innovative Global Technologies, LLC

By:

Name: Robert G. Brown

Title: ~~Trustee~~ MANAGER PSB

12/24/20

DATE: DECEMBER 24, 2020

William H. Bartels

WHB Services, Inc. Incentive Savings Plan and Trust

By:

William H. Bartels
Trustee